                                                                     EXHIBIT 3.9


                          CERTIFICATE OF INCORPORATION

                                       OF

                    BURNT STORE MARINA & RESORT REALTY, INC.

                                   * * * * *


     ARTICLE ONE. The name of the Corporation is Burnt Store Marina & Resort Realty, Inc.

     ARTICLE TWO. The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, Zip Code 19805. The name of its registered agent at such address is Corporation Service Company.

     ARTICLE THREE. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     ARTICLE FOUR. The aggregate number of shares of stock which the Corporation shall be authorized to issue is Ten Thousand (10,000), all of which is common stock and the par value of each share is $.01.

     ARTICLE FIVE. The name and mailing address of the incorporator is as follows:

          NAME                     MAILING ADDRESS

          Donald K. Basta          401 North Michigan Avenue
                                   Suite 1900
                                   Chicago, Illinois 60611

     ARTICLE SIX. The Corporation is to have perpetual existence.

     ARTICLE SEVEN. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

     ARTICLE EIGHT. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     ARTICLE NINE. 1. Limitation on Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of General Corporation Law of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the amended General Corporation Law of Delaware. Any repeal or modification of this subsection 1 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liabil-ity of a director of the Corporation existing at the time of such repeal or modification.

     2. Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgmentS, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in subsection 2(b) of this Article Nine with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this subsection 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of Delaware requires, an advance payment of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if its shall be finally adjudicated that such director or officer is not to be indemnified under this subsection 2 or otherwise.

      (b) If a claim under subsection 2(a) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this subsection 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders of disinterested directors or otherwise.

     (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     (e) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses incurred in defending any proceeding to any employee or agent of the Corporation to the fullest extent of the provisions of this subsection 2 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     (f) For purposes of this subsection 2, the term "Corporation" shall include, in addition to the Corporation, any constituent corporation absorbed in a consolidation or merger with the Corporation, to the extent such constituent Corporation would have had power and authority to indemnify its directors, officers, employees and agents if its separate existence had survived.

     ARTICLE TEN. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors, or any other person herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of November, 1995.


                                  /s/ RITA M. SLAGER
                                  -----------------------------------
                                  Rita M. Slager

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                    BURNT STORE MARINA & RESORT REALTY, INC.


     The undersigned, being the duly elected and acting Senior Vice President of Burnt Store Marina & Resort Realty, Inc., hereby certifies that:

     1. The name of the corporation (hereinafter called the "Corporation") is Burnt Store Marina & Resort Realty, Inc.

     2. The certificate of incorporation of the Corporation is hereby amended by striking ARTICLE ONE thereof and by substituting in lieu of said Article the following new Article:

     "ARTICLE ONE. THE NAME OF THE CORPORATION IS WATERMARK REALTY, INC."

     3. The amendments of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     Signed on May 27, 1999.


                                        /s/ MILTON G. FLYNN
                                        -------------------------------
                                        Milton G. Flynn
                                        Senior Vice President